EXHIBIT 99.1




                                                          State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 02:41 PM 03/15/2004
                                                     FILED 11:58 AM 03/15/2004
                                                   SRV 040189389 -- 3776932 FILE




                            CERTIFICATE OF FORMATION

                                       OF

                     FIDELITY DIVIDEND CAPITAL ADVISORS, LLC
                          A LIMITED LIABILITY COMPANY

FIRST: The name of the limited liability company is:

                     FIDELITY DIVIDEND CAPITAL ADVISORS, LLC

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and its registered agent at such address is THE COMPANY CORPORATION.

THIRD: The latest date on which the limited liability company is to dissolve is:
March 15, 2034.

FOURTH: The company will be managed by members, the names and street addresses of those who are to serve until the first meeting of members or until their successors are elected are:

NAME                                               MAILING ADDRESS

Dennis T. Sweenor                     52 A Smoke Ridge Rd., Queensbury, NY 12804
William T. Frattalone                 1840 NW 36th St., Oakland Park, FL 33309

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowledged this Certificate of Formation this fifteenth day of March, 2004.




/S/ ANGELA NORTON
-----------------
Authorized Person
Angela Norton






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                                    DELAWARE

                                THE FIRST STATE

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "FIDELITY DIVIDEND CAPITAL PROPERTY MANAGEMENT, LLC," FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MARCH, A.D. 2004, AT 11:58 O'CLOCK A.M.




















3776932   8100                      [SEAL]      /S/ HARRIET SMITH WINDSOR
                                                --------------------------
                                                Harriet Smith Windsor,
040189389                                       Secretary of State
                                                AUTHENTICATION: 2995838
                                                          DATE: 03-18-04





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